Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2019

Clarksville, Indiana — April 29, 2019. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $3.5 million, or $1.50 per diluted share, for the quarter ended March 31, 2019 compared to net income of $1.6 million, or $0.69 per diluted share, for the quarter ended March 31, 2018. Net income for the quarter ended March 31, 2018 was negatively impacted by merger costs associated with our acquisition of The First National Bank of Odon, which totaled approximately $921,000, net of tax, or $0.39 per diluted share.

Commenting on the Company’s quarterly performance, Larry W. Myers, President and CEO, stated: “We are very pleased with the Company’s performance, which included increasingly strong contribution from core operations, profitability from the mortgage banking segment and a challenging quarter for the SBA lending segment. Core banking continues to grow robustly, as does the mortgage banking segment, which achieved quarterly profitability for the first time during this quarter. The SBA lending segment continues to perform well but realized a lower level of loans originated and sold during this quarter, due primarily to seasonality, and a slight deterioration in credit quality, which resulted in increased provision for loan losses during this quarter. We anticipate the SBA lending segment will return to profitable performance in the quarter ending June 30, 2019.”

Net interest income increased $1.1 million, or 13.0%, to $9.9 million for the quarter ended March 31, 2019 as compared to the same quarter in 2018. The increase in net interest income is due to a $2.2 million increase in interest income, which was partially offset by a $1.0 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $124.2 million, from $910.8 million for 2018 to $1.0 billion for 2019, and an increase in the weighted average tax-equivalent yield, from 4.59% for 2018 to 4.87% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $95.3 million, from $732.9 million for 2018 to $828.2 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.78% for 2018 to 1.18% for 2019. Increases for the 2019 quarter related to subordinated debt included interest expense of $318,000, including amortization of debt issuance costs, and $19.7 million in the average balance of interest-bearing liabilities, including debt issuance costs. The increase in the average cost of interest-bearing liabilities for the 2019 quarter was due primarily to increasing market rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits and the subordinated debt’s average cost of 6.46%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $340,000 in provision for loan losses for the quarter ended March 31, 2019, compared to $371,000 in provision for loan losses recognized in the same quarter in 2018. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $1.1 million, from $4.3 million at September 30, 2018 to $5.4 million at March 31, 2019. The Company recognized net charge-offs of $25,000 for the quarter ended March 31, 2019 compared to $18,000 for the same quarter in 2018.

Noninterest income increased $4.5 million for the quarter ended March 31, 2019 as compared to the same quarter in 2018. The increase was due primarily to an increase in mortgage banking income of $5.0 million, which was partially offset by a decrease in the net gain on sale of loans guaranteed by the U.S. Small Business Administration (“SBA”) of $967,000. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. The Bank’s SBA lending activities are performed under Q2 Business Capital, LLC (“Q2”), which specializes in the origination and servicing of SBA loans. The Bank owns 51% of Q2 with the option to purchase the minority interest in September 2020. Gross revenues and expenses related to Q2 are reported in the consolidated statements of income and the net income or net loss attributable to noncontrolling interests is then added (in the case of a net loss) or subtracted (in the case of net income) to arrive at net income attributable to the Company. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Income Statement Information” table at the end of this release.

Noninterest expense increased $4.5 million for the quarter ended March 31, 2019 as compared to the same quarter in 2018. The increase was due primarily to increases in compensation and benefits, other operating expenses, and occupancy and equipment of $3.8 million, $524,000 and $497,000, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in other operating expenses is primarily due to increases in loan expense related to the mortgage banking activities and insurance reserves and claims related to the Company’s captive insurance subsidiary. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are primarily related to the new mortgage banking segment.

The Company recognized income tax expense of $466,000 for the quarter ended March 31, 2019, for an effective tax rate of 12.5%, as compared to income tax expense of $338,000, for an effective tax rate of 13.2%, for the same quarter in 2018.

Results of Operations for the Six Months Ended March 31, 2019 and 2018

The Company reported net income of $6.5 million, or $2.73 per diluted share, for the six months ended March 31, 2019 compared to net income of $5.1 million, or $2.14 per diluted share, for the six months ended March 31, 2018. Net income for the six months ended March 31, 2018 was negatively impacted by merger costs associated with our acquisition of First National Bank of Odon, which totaled approximately $945,000, net of tax, or $0.40 per diluted share.

Net interest income increased $2.7 million, or 15.9%, to $19.4 million for the six months ended March 31, 2019 as compared to the same period in 2018. The increase in net interest income is due to a $4.5 million increase in interest income, which was partially offset by a $1.9 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $127.4 million, from $884.8 million for 2018 to $1.0 billion for 2019, and an increase in the weighted-average tax-equivalent yield, from 4.56% for 2018 to 4.87% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $81.4 million, from $721.0 million for 2018 to $802.4 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.78% for 2018 to 1.16% for 2019. Increases for the six months ended March 31, 2019, related to subordinated debt included interest expense of $640,000, including amortization of debt issuance costs, and $19.7 million in the average balance of interest-bearing liabilities, including debt issuance costs. The increase in the average cost of interest-bearing liabilities for the six months ended March 31, 2019 was due primarily to increasing market rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits and the subordinated debt’s average cost of 6.51%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $655,000 in provision for loan losses for the six months ended March 31, 2019, compared to $833,000 in provision for loan losses recognized in the same period in 2018. The Company recognized net charge-offs of $43,000 for the six months ended March 31, 2019 compared to $61,000 for the same period in 2018.

Noninterest income increased $7.4 million for the six months ended March 31, 2019 as compared to the same period in 2018. The increase was due primarily to an increase in mortgage banking income of $8.2 million, which was partially offset by a decrease in the net gain on sale of loans guaranteed by the SBA of $1.5 million. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Income Statement Information” table at the end of this release.

Noninterest expense increased $9.6 million for the six months ended March 31, 2019 as compared to the same period in 2018. The increase was due primarily to increases in compensation and benefits, other operating expenses, and occupancy and equipment of $7.1 million, $1.2 million and $1.1 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in other operating expenses is primarily due to increases in loan expense related to the mortgage banking activities and insurance reserves and claims related to the Company’s captive insurance subsidiary. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are primarily related to the new mortgage banking segment.

The Company recognized income tax expense of $988,000 for the six months ended March 31, 2019, for an effective tax rate of 13.4%, as compared to income tax expense of $960,000, for an effective tax rate of 14.4%, for the same period in 2018.

Comparison of Financial Condition at March 31, 2019 and September 30, 2018

Total assets increased $95.3 million, from $1.0 billion at September 30, 2018 to $1.1 billion at March 31, 2019. Net loans increased $58.4 million during the six months ended March 31, 2019, due primarily to continued growth in the commercial real estate and SBA loan portfolios. Total liabilities increased $85.6 million primarily due to a $70.9 million increase in Federal Home Loan Bank borrowings and a $13.7 million increase in total deposits.

Common stockholders’ equity increased $9.9 million, from $98.8 million at September 30, 2018 to $108.7 million at March 31, 2019, due primarily to retained net income of $5.7 million and net unrealized gains of $3.7 million on the available-for-sale securities portfolio. At March 31, 2019 and September 30, 2018, the Company and Bank were considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has sixteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
OPERATING DATA:	2019	2018	2019	2018
(In thousands, except share and per share data)

Total interest income	$12,307	$10,146	$24,108	$19,572
Total interest expense	2,446	1,423	4,671	2,796

Net interest income	9,861	8,723	19,437	16,776
Provision for loan losses	340	371	655	833

Net interest income after provision for loan losses	9,521	8,352	18,782	15,943

Total noninterest income	7,089	2,567	12,870	5,473
Total noninterest expense	12,880	8,359	24,296	14,741

Income before income taxes	3,730	2,560	7,356	6,675
Income tax expense	466	338	988	960

Net income	3,264	2,222	6,368	5,715

Less: Net income (loss) attributable to noncontrolling interests	(269)	576	(96)	663

Net income attributable to the Company	$3,533	$1,646	$6,464	$5,052

Net income per share, basic	$1.53	$0.73	$2.82	$2.26
Weighted average shares outstanding, basic	2,307,155	2,251,425	2,295,788	2,239,823

Net income per share, diluted	$1.50	$0.69	$2.73	$2.14
Weighted average shares outstanding, diluted	2,360,004	2,370,260	2,366,524	2,363,606

	March 31,	September 30,	Increase
FINANCIAL CONDITION DATA:	2019	2018	(Decrease)
(In thousands, except per share data)

Total assets	$1,129,722	$1,034,406	$95,316
Cash and cash equivalents	40,442	42,274	(1,832)
Investment securities	193,547	186,980	6,567
Loans held for sale	48,803	32,125	16,678
Gross loans	772,595	713,594	59,001
Allowance for loan losses	9,934	9,323	611
Interest earning assets	1,046,995	963,581	83,414
Goodwill	9,848	9,848	-
Core deposit intangibles	1,523	1,727	(204)
Noninterest-bearing deposits	162,901	167,705	(4,804)
Interest-bearing deposits	661,869	643,407	18,462
FHLB borrowings	160,938	90,000	70,938
Total liabilities	1,019,793	934,161	85,632
Stockholders' equity, net of noncontrolling interests	108,688	98,813	9,875

Book value per share	$46.35	$43.11	$3.24
Tangible book value per share (1)	41.50	38.06	3.44

Non-performing assets:
Nonaccrual loans	$5,215	$4,182	$1,033
Accruing loans past due 90 days	156	91	65
Total non-performing loans	5,371	4,273	1,098
Foreclosed real estate	79	103	(24)
Troubled debt restructurings classified as performing loans	8,501	9,145	(644)
Total non-performing assets	$13,951	$13,521	$430

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.29%	1.31%	-0.02%
Allowance for loan losses as a percent of nonperforming loans	184.96%	218.18%	-33.23%
Nonperforming loans as a percent of total gross loans	0.70%	0.60%	0.10%
Nonperforming assets as a percent of total assets	1.23%	1.31%	-0.07%

(1)	See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES:

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Net Income	2019	2018	2019	2018
(In thousands)
Net income attributable to the Company (non-GAAP)	$3,533	$2,567	$6,464	$5,875
Less: Merger-related expenses, net of tax effect	-	(921)	-	(945)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	122
Net income attributable to the Company (GAAP)	$3,533	$1,646	$6,464	$5,052

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Net Income per Share, Diluted	2019	2018	2019	2018

Net income per share, diluted (non-GAAP)	$1.50	$1.08	$2.73	$2.49
Less: Merger-related expenses, net of tax effect	-	(0.39)	-	(0.40)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	0.05
Net income per share, diluted (GAAP)	$1.50	$0.69	$2.73	$2.14

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Efficiency Ratio	2019	2018	2019	2018
(In thousands)
Noninterest expense (GAAP)	$12,880	$8,359	$24,296	$14,741

Net interest income (GAAP)	9,861	8,723	19,437	16,776

Noninterest income (GAAP)	7,089	2,567	12,870	5,473

Efficiency ratio (GAAP)	75.99%	74.04%	75.20%	66.25%

Noninterest expense (GAAP)	$12,880	$8,359	$24,296	$14,741
Less: Merger-related expenses	-	(1,251)	-	(1,281)
Noninterest expense (non-GAAP)	12,880	7,108	24,296	13,460

Net interest income (GAAP)	9,861	8,723	19,437	16,776

Noninterest income (GAAP)	7,089	2,567	12,870	5,473

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	75.99%	62.96%	75.20%	60.50%

	March 31,	September 30,
Tangible Book Value Per Share	2019	2018
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$108,688	$98,813
Less: goodwill and core deposit intangibles	(11,371)	(11,575)
Tangible equity (non-GAAP)	97,317	87,238

Outstanding common shares	2,344,836	2,292,021

Tangible book value per share (non-GAAP)	$41.50	$38.06

Book value per share (GAAP)	$46.35	$43.11

SUMMARIZED FINANCIAL INFORMATION:

	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2019	2018	2018	2018	2018
Total cash and cash equivalents	$40,442	$36,344	$42,274	$38,002	$39,030
Total investment securities	193,547	188,830	186,980	210,758	198,206
Total loans, net of allowance for loan losses	762,661	734,061	704,271	693,858	682,441
Total assets	1,129,722	1,073,989	1,034,406	1,035,346	1,008,554

Total deposits	824,770	832,073	811,112	834,754	758,787
Total borrowings from the Federal Home Loan Bank	160,938	107,019	90,000	90,000	144,223

Stockholders' equity, net of noncontrolling interests	108,688	102,968	98,813	97,640	95,164
Noncontrolling interests in subsidiary	1,241	1,593	1,432	1,229	663
Total equity	109,929	104,561	100,245	98,869	95,827

Outstanding common shares	2,344,836	2,304,310	2,292,021	2,292,021	2,279,021

	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2019	2018	2018	2018	2018
Total interest income	$12,307	$11,801	$11,381	$11,206	$10,146
Total interest expense	2,446	2,225	1,842	1,699	1,423
Net interest income	9,861	9,576	9,539	9,507	8,723
Provision for loan losses	340	315	254	266	371
Net interest income after provision for loan losses	9,521	9,261	9,285	9,241	8,352

Total noninterest income	7,089	5,781	4,568	3,254	2,567
Total noninterest expense	12,880	11,416	10,143	8,122	8,359
Income before income taxes	3,730	3,626	3,710	4,373	2,560
Income tax expense	466	522	766	696	338
Net income	3,264	3,104	2,944	3,677	2,222
Less: net income (loss) attributable to noncontrolling interests	(269)	173	200	571	576
Net income attributable to the Company	$3,533	$2,931	$2,744	$3,106	$1,646

Net income per share, basic	$1.53	$1.28	$1.20	$1.37	$0.73
Weighted average shares outstanding, basic	2,307,155	2,284,665	2,277,709	2,274,951	2,251,425

Net income per share, diluted	$1.50	$1.24	$1.15	$1.31	$0.69
Weighted average shares outstanding, diluted	2,360,004	2,371,480	2,379,520	2,378,839	2,370,260

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2019	2018	2018	2018	2018
Return on average assets	1.28%	1.11%	1.06%	1.21%	0.68%
Return on average equity	12.34%	12.35%	11.83%	15.31%	9.22%
Return on average common stockholders' equity	13.55%	11.82%	11.16%	13.02%	6.83%
Net interest margin (tax equlivalent basis)	3.92%	3.98%	4.04%	4.05%	3.97%
Efficiency ratio (excluding nonrecurring items) (non-GAAP)	75.99%	74.34%	73.01%	60.43%	62.96%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2019	2018	2018	2018	2018
Nonperforming loans as a percentage of total loans	0.70%	0.62%	0.60%	0.50%	0.41%
Nonperforming assets as a percentage of total assets	1.23%	1.28%	1.31%	1.25%	1.24%
Allowance for loan losses as a percentage of total loans	1.29%	1.29%	1.31%	1.28%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	184.96%	208.77%	218.18%	255.12%	309.39%
Net charge-offs (recoveries) to average outstanding loans	0.00%	0.00%	-0.01%	0.01%	0.00%

SUMMARIZED FINANCIAL INFORMATION (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2019	2018	2018	2018	2018
Interest income - Core Banking	$10,479	$10,123	$9,811	$9,919	$8,945
Interest income - SBA Lending (Q2)	1,640	1,524	1,470	1,287	1,201
Interest income - Mortgage Banking	188	154	100	-	-
Total interest income	$12,307	$11,801	$11,381	$11,206	$10,146

Provision for loan losses - Core Banking	$(492)	$(16)	$17	$52	$256
Provision for loan losses - SBA Lending (Q2)	832	331	237	214	115
Provision for loan losses - Mortgage Banking	-	-	-	-	-
Total provision for loan losses	$340	$315	$254	$266	$371

Noninterest income - Core Banking	$1,337	$1,380	$1,735	$1,508	$947
Noninterest income - SBA Lending (Q2)	673	1,137	875	1,697	1,620
Noninterest income - Mortgage Banking	5,079	3,264	1,958	49	-
Total noninterest income	$7,089	$5,781	$4,568	$3,254	$2,567

Noninterest expense - Core Banking	$6,995	$6,586	$6,771	$6,333	$7,288
Noninterest expense - SBA Lending (Q2)	1,322	1,362	1,162	1,127	1,071
Noninterest expense - Mortgage Banking	4,563	3,468	2,210	662	-
Total noninterest expense	$12,880	$11,416	$10,143	$8,122	$8,359

Income before income taxes - Core Banking	$3,573	$3,324	$3,453	$3,820	$1,385
Income (loss) before income taxes - SBA Lending (Q2)	(547)	352	409	1,166	1,175
Income (loss) before income taxes - Mortgage Banking	704	(50)	(152)	(613)	-
Total income before income taxes	$3,730	$3,626	$3,710	$4,373	$2,560

Income tax expense - Core Banking	$360	$490	$750	$702	$167
Income tax expense (benefit) - SBA Lending (Q2)	(70)	45	59	169	171
Income tax expense (benefit) - Mortgage Banking	176	(13)	(43)	(175)	-
Total income tax expense	$466	$522	$766	$696	$338

Net income - Core Banking	$3,213	$2,834	$2,703	$3,118	$1,218
Net income (loss) - SBA Lending (Q2)	(477)	307	350	997	1,004
Net income (loss) - Mortgage Banking	528	(37)	(109)	(438)	-
Total net income	$3,264	$3,104	$2,944	$3,677	$2,222

Net income attributable to the Company - Core Banking	$3,213	$2,834	$2,703	$3,118	$1,218
Net income (loss) attributable to the Company - SBA Lending (Q2)	(208)	134	150	426	428
Net income (loss) attributable to the Company - Mortgage Banking	528	(37)	(109)	(438)	-
Total net income attributable to the Company	$3,533	$2,931	$2,744	$3,106	$1,646

Net income per share, basic - Core Banking	$1.39	$1.24	$1.18	$1.37	$0.54
Net income per share, basic - SBA Lending (Q2)	(0.09)	0.06	0.07	0.19	0.19
Net income per share, basic - Mortgage Banking	0.23	(0.02)	(0.05)	(0.19)	0.00
Total net income per share, basic	$1.53	$1.28	$1.20	$1.37	$0.73

Net income per share, diluted - Core Banking	$1.37	$1.20	$1.14	$1.31	$0.51
Net income per share, diluted - SBA Lending (Q2)	(0.09)	0.06	0.06	0.18	0.18
Net income per share, diluted - Mortgage Banking	0.22	(0.02)	(0.05)	(0.18)	-
Total net income per share, diluted	$1.50	$1.24	$1.15	$1.31	$0.69

	Three Months Ended
SBA Lending (Q2) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2019	2018	2018	2018	2018
Final funded loans guaranteed portion sold, SBA	$9,133	$12,943	$12,109	$17,631	$19,741

Gross gain on sales of loans, SBA	$977	$1,203	$1,246	$2,025	$2,148
Weighted average gross gain on sales of loans, SBA	10.70%	9.29%	10.29%	11.49%	10.88%

Net gain on sales of loans, SBA (1)	$521	$964	$907	$1,557	$1,489
Weighted average net gain on sales of loans, SBA	5.70%	7.45%	7.49%	8.83%	7.54%

(1)	Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets

SUMMARIZED FINANCIAL INFORMATION (CONTINUED):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Summarized Consolidated Average Balance Sheets	2019	2018	2018	2018	2018
(In thousands)

Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$36,317	$30,271	$26,716	$30,967	$28,318
Loans	802,652	763,637	745,078	723,427	683,865
Investment securities	161,170	156,570	157,834	163,610	153,636
Agency mortgage-backed securities	24,682	29,133	37,393	42,624	35,421
FRB and FHLB stock	10,196	10,171	9,621	9,621	9,569
Total interest-earning assets	$1,035,017	$989,782	$976,642	$970,249	$910,809

Interest income (taxable equlivalent basis):
Interest-bearing deposits with banks	$221	$153	$138	$112	$116
Loans	10,227	9,828	9,349	8,885	8,192
Investment securities	1,819	1,783	1,822	2,123	1,765
Agency mortgage-backed securities	179	193	274	297	235
FRB and FHLB stock	142	121	119	107	149
Total interest-earning assets	$12,588	$12,078	$11,702	$11,524	$10,457

Weighted average yield (tax equlivalent basis, annualized):
Interest-bearing deposits with banks	2.43%	2.02%	2.07%	1.45%	1.64%
Loans	5.10%	5.15%	5.02%	4.91%	4.79%
Investment securities	4.51%	4.56%	4.62%	5.19%	4.60%
Agency mortgage-backed securities	2.90%	2.65%	2.93%	2.79%	2.65%
FRB and FHLB stock	5.57%	4.76%	4.95%	4.45%	6.23%
Total interest-earning assets	4.86%	4.88%	4.79%	4.75%	4.59%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$693,127	$651,060	$664,526	$653,119	$581,861
Repurchase agreements	1,353	1,352	1,351	1,350	1,349
Borrowings from Federal Home Loan Bank	114,044	104,999	99,614	111,036	149,680
Other borrowings	19,684	19,667	2,352	-	-
Total interest-bearing liabilities	$828,208	$777,078	$767,843	$765,505	$732,890

Interest expense:
Interest-bearing deposits	$1,607	$1,424	$1,389	$1,222	$807
Repurchase agreements	1	1	1	1	1
Borrowings from Federal Home Loan Bank	520	478	420	476	615
Other borrowings	318	322	33	-	-
Total interest-bearing liabilities	$2,446	$2,225	$1,843	$1,699	$1,423

Weighted average cost (annualized):
Interest-bearing deposits	0.93%	0.87%	0.84%	0.75%	0.55%
Repurchase agreements	0.30%	0.30%	0.30%	0.30%	0.30%
Borrowings from Federal Home Loan Bank	1.82%	1.82%	1.69%	1.71%	1.64%
Other borrowings	6.46%	6.55%	5.61%	0.00%	0.00%
Total interest-bearing liabilities	1.18%	1.15%	0.96%	0.89%	0.78%

Interest rate spread (tax equlivalent basis, annualized)	3.68%	3.73%	3.83%	3.86%	3.81%

Net interest margin (tax equlivalent basis, annualized)	3.92%	3.98%	4.04%	4.05%	3.97%